Exhibit 99.1

ClubCorp Reports Strong Second Quarter Results, Announces Promotion of Mark Burnett to President and Announces Deal to Manage a New Business Club Atop of One World Trade Center in New York City

•	Second quarter revenue was $269.0 million, up 2.0% due to solid increases in dues and F&B revenue

•	Second quarter net income was $5.8 million, up $6.0 million

•	Second quarter adjusted EBITDA was $63.3 million, up 5.3%

•	ClubCorp Promotes Mark Burnett to President and COO

•	ClubCorp signs management deal to operate a new Business Club in NYC

DALLAS, Texas (July 14, 2016) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2016 second quarter ended June 14, 2016. The second quarter of fiscal 2016 and fiscal 2015 consisted of 12 weeks. Year-to-date results of fiscal 2016 and fiscal 2015 consisted of 24 weeks. All growth percentages refer to year-over-year progress.

Second Quarter Results:

•	Revenue increased $5.2 million, or 2.0%, to $269.0 million for the second quarter of 2016.

•	Net Income increased $6.0 million to $5.8 million due primarily to fewer disposals of assets and lower selling, general and administrative expense.

•	Adjusted EBITDA(1) increased $3.2 million to $63.3 million, up 5.3%, driven by higher revenue, lower cost of sales and lower variable payroll and other operating expenses as a percentage of revenue.

•
Same Store Clubs(2) revenue was up $3.0 million, up 1.2% to $253.7 million, driven by increases in dues revenue up 3.8% and a la carte and private events food & beverage revenue up 0.8%. This result was offset by golf operations revenue down (1.7)% impacted by rain and flooding at several clubs in the Houston market.

•
Same-store adjusted EBITDA grew $4.7 million, up 6.7% to $75.1 million, due to increased revenue and favorable operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin increased 150 bps to 29.6%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $12.7 million and adjusted EBITDA of $1.6 million.

FY16 Year-to-date Results:

•	Revenue increased $18.0 million, or 3.9%, to $483.8 million for the first two quarters of the year.

•	Net Loss narrowed by $1.9 million, or 43.0%, to $(2.6) million.

•	Adjusted EBITDA(1) increased $6.4 million to $105.3 million, up 6.4%, driven by higher revenue and improved margin performance across both same-store and new and recently acquired clubs.

•
Same Store Clubs revenue was up $10.9 million, up 2.4% to $460.1 million, driven by increases across all three major revenue streams: dues revenue up 3.8%, a la carte and private events food & beverage revenue up 2.7%, and golf operations revenue 0.1%.

ClubCorp FY16 Q2 Earnings Release	1	Page

Exhibit 99.1

•
Same-store adjusted EBITDA grew $8.6 million, up 7.0% to $131.7 million, due to increased revenue and favorable operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin increased 120 bps to 28.6%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $20.4 million and adjusted EBITDA of $2.5 million.

2016 Second Quarter and Year to Date Summary:
(Unaudited financial information)

	Second quarter ended			Year to date ended
(In thousands, except for membership data)	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	% Change	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	% Change

Total Revenue	$268,974	$263,747	2.0%	$483,847	$465,819	3.9%

Net income (loss)	$5,750	$(223)	2,678.5%	$(2,563)	$(4,499)	43.0%

Adjusted EBITDA (1)
Golf and Country Clubs	$66,121	$61,618	7.3%	$116,261	$106,527	9.1%
Business, Sports and Alumni Clubs	$10,539	$9,215	14.4%	$17,872	$16,703	7.0%
Other (3)	$(13,402)	$(10,732)	(24.9)%	$(28,809)	$(24,262)	(18.7)%
Adjusted EBITDA (1)	$63,258	$60,101	5.3%	$105,324	$98,968	6.4%

Total memberships, excluding managed club memberships				175,430	173,771	1.0%

Quotes:

•
Eric Affeldt, chief executive officer: “We are very happy with our continued progress and growth. Our results represent the ninth consecutive quarter of record revenue and adjusted EBITDA resulting from the continued execution on our organic growth, reinvention and acquisition growth strategies. We are seeing increased activity levels at several of our recently reinvented properties. Additionally, we are seeing increased usage across all membership types, experiencing higher acceptance of our O.N.E. product, higher dining utilization and more guest visits and guest rounds. These results are strong indicators that our reinvention strategy continues to work and resonate with our members and guests. As chief operating officer, Mark Burnett has been instrumental in executing this strategy, and I am thrilled to announce his promotion to President. We look forward to Mark's continued efforts in leading our growth initiatives. I am also very excited to announce that we will manage a new business club atop One World Trade Center. This project has been long in the making, we look forward to operating a club in the heart of New York City and extending the value of our O.N.E. offering to our many traveling members who will be able to take advantage of this wonderful new venue.”

ClubCorp FY16 Q2 Earnings Release	2	Page

Exhibit 99.1

•
Curt McClellan, chief financial officer: “This was another solid quarter driven by same-store revenue and adjusted EBITDA growth in both segments. Member turnout across all geographies continues to be strong. Our three pronged growth strategy is predicated on improving amenities and delivering a private club experience that appeals to all members of the family. Our recently reinvented clubs are experiencing higher a la carte food and beverage covers, increased food and beverage revenue, increased private event and banquet business, more golf tournaments, and higher member rounds and guest rounds. This strategy for example has been particularly positive at several of our Sequoia properties and the portfolio overall is delivering on track with our underwriting projections. Both the Sequoia portfolio and our other recently acquired clubs continue to mature under this strategy where revenue and profitability growth continue post reinvention. We believe our acquisition and reinvention growth strategies continue to work and remain a significant driver toward creating long-term shareholder value. We also believe that we can primarily fund these growth strategies from operating free cash flow, and as such do not see any significant changes to capital structure or an additional levering event for the company.”

Segment Highlights:
Golf and country clubs (GCC):

•	Second quarter, GCC revenue was up $6.7 million to $219.8 million, up 3.1%.

•	Second quarter, GCC adjusted EBITDA increased $4.5 million to $66.1 million, up 7.3%, and GCC adjusted EBITDA margin increased 120 basis points to 30.1%.

•
Second quarter, GCC same-store revenue increased $2.1 million, up 1.0%. Dues revenue was up 4.0%. Food & beverage and golf operations revenue declined (0.1)% and (1.7)%, respectively, primarily resulting from fewer rounds and golf outings related to the closure of several clubs due to rain and flooding experienced in the Houston market in April and again in late May/early June.

•
Second quarter, GCC same-store adjusted EBITDA increased $3.4 million, up 5.6%, due largely to increased revenue, and favorable operating expenses and improved variable payroll expenses as a percentage of revenue.

•	Second quarter, GCC same-store adjusted EBITDA margin improved 140 basis points to 31.2%.

•	Clubs acquired in 2015 and 2016 contributed second quarter, GCC revenue of $12.7 million and GCC adjusted EBITDA of $1.6 million.

Business, sports and alumni clubs (BSA):

•	Second quarter, BSA revenue was up $1.0 million to $46.5 million, up 2.2% driven by increases in dues revenue and food & beverage revenue.

•
Second quarter, BSA adjusted EBITDA increased $1.3 million to $10.5 million, up 14.4% largely due to a decline in variable payroll expenses as a percentage of revenue and a decrease in rent expense. BSA same-store adjusted EBITDA margin improved 230 basis points to 22.6%.

ClubCorp FY16 Q2 Earnings Release	3	Page

Exhibit 99.1

Other Data:

•
O.N.E. and Other Upgrades. As of June 14, 2016, approximately 52% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 50% of our memberships that were enrolled in similar upgrade programs as of December 29, 2015. As of June 14, 2016, the Company offered O.N.E. at 153 clubs.

•
Reinvention. In total, for 2016, the Company expects ROI expansion capital to be approximately $43 million. In 2016, ClubCorp plans to invest approximately $21 million on 9 same-store clubs and approximately $22 million on recently acquired clubs.

•
Acquisitions. As of June 14, 2016, ClubCorp has acquired two clubs: Marsh Creek Country Club in St. Augustine, Florida and Santa Rosa Country Club in Santa Rosa, California and has entered a management agreement to operate the Country Club of Columbus in Columbus, Georgia. As of June 14, 2016, ClubCorp owns or operates 160 golf and country clubs representing approximately 200 18-hole equivalents, of which ten are managed clubs. Additionally, the Company owns or operates 48 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of June 14, 2016, total memberships increased 1,659 to 175,430, up 1.0%, over memberships at June 16, 2015. Total golf and country club memberships increased 2.1%, while total business, sports and alumni club memberships declined 1.4%.

•	Capital Structure. At the end of the second quarter, the Company had $104.6 million in cash and cash equivalents and total liquidity of approximately $250 million.

•	Texas. Additional data on clubs the Company owns and operates in Texas is available in the Company's earnings presentation that can be found online at ir.clubcorp.com.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2016, the Company reiterates that it anticipates revenue in the range of $1,085 to $1,105 million and adjusted EBITDA in the range of $242 million to $252 million. The current outlook implies year-over-year revenue growth of 3-5% and year-over-year adjusted EBITDA growth of 4-8%.

ClubCorp FY16 Q2 Earnings Release	4	Page

Exhibit 99.1

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Thursday, July 14, 2016 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its second quarter 2016 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp second quarter conference call (confirmation code 22617514) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and are not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

ClubCorp FY16 Q2 Earnings Release	5	Page

Exhibit 99.1

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the high variability, complexity and low visibility with respect to impairments and disposition of assets, income taxes and centralization and transformation costs which are excluded from Adjusted EBITDA. We expect that the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the

ClubCorp FY16 Q2 Earnings Release	6	Page

Exhibit 99.1

Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, as amended by the Form 10-K/A filed on March 30, 2016, and the Company's Quarterly Report on Form 10-Q for the period ended June 14, 2016. This press release should be read in conjunction with such Annual Report and Quarterly Report.
______________________
Notes:

(1)
Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of June 14, 2016, that were opened, acquired or added under management agreements in the twenty-four weeks ended June 14, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club and Santa Rosa Golf and Country Club, Country Club of Columbus and West Lake Mansion at Meilu Legend Hotel.

(3)
Other consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY16 Q2 Earnings Release	7	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
GCC	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	% Change (1)	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$93,804	$90,221	4.0%	$184,420	$177,406	4.0%
Food and Beverage	50,737	50,793	(0.1)%	83,118	80,482	3.3%
Golf Operations	49,271	50,128	(1.7)%	78,771	78,731	0.1%
Other	13,365	13,958	(4.2)%	25,967	26,452	(1.8)%
Revenue	$207,177	$205,100	1.0%	$372,276	$363,071	2.5%
Club operating costs and expenses exclusive of depreciation	$142,627	$143,949	(0.9)%	$258,443	$256,740	0.7%
Adjusted EBITDA	$64,550	$61,151	5.6%	$113,833	$106,331	7.1%
Adjusted EBITDA Margin	31.2%	29.8%	140 bps	30.6%	29.3%	130 bps

New or Acquired Clubs (2)
Revenue	$12,660	$8,063	NM	$20,378	$8,963	NM
Club operating costs and expenses exclusive of depreciation	$11,089	$7,596	NM	$17,950	$8,767	NM
Adjusted EBITDA	$1,571	$467	NM	$2,428	$196	NM

Total Golf and Country Clubs
Revenue	$219,837	$213,163	3.1%	$392,654	$372,034	5.5%
Club operating costs and expenses exclusive of depreciation	$153,716	$151,545	1.4%	$276,393	$265,507	4.1%
Adjusted EBITDA	$66,121	$61,618	7.3%	$116,261	$106,527	9.1%
Adjusted EBITDA Margin	30.1%	28.9%	120 bps	29.6%	28.6%	100 bps

Total memberships, excluding managed club memberships				120,459	118,030	2.1%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of June 14, 2016, that were acquired, opened or added under management agreements during the twenty-four weeks ended June 14, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club, Santa Rosa Golf and Country Club and Country Club of Columbus.

ClubCorp FY16 Q2 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
BSA	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	% Change (1)	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$19,030	$18,528	2.7%	$38,341	$37,230	3.0%
Food and Beverage	24,911	24,227	2.8%	43,916	43,246	1.5%
Other	2,534	2,772	(8.6)%	5,534	5,582	(0.9)%
Revenue	$46,475	$45,527	2.1%	$87,791	$86,058	2.0%
Club operating costs and expenses exclusive of depreciation	$35,963	$36,306	(0.9)%	$69,968	$69,337	0.9%
Adjusted EBITDA	$10,512	$9,221	14.0%	$17,823	$16,721	6.6%
Adjusted EBITDA Margin	22.6%	20.3%	230 bps	20.3%	19.4%	90 bps

New or Acquired Clubs (2)
Revenue	$38	$—	NM	$63	$—	NM
Club operating costs and expenses exclusive of depreciation	$11	$6	NM	$14	$18	NM
Adjusted EBITDA	$27	$(6)	NM	$49	$(18)	NM

Total Business, Sports and Alumni Clubs
Revenue	$46,513	$45,527	2.2%	$87,854	$86,058	2.1%
Club operating costs and expenses exclusive of depreciation	$35,974	$36,312	(0.9)%	$69,982	$69,355	0.9%
Adjusted EBITDA	$10,539	$9,215	14.4%	$17,872	$16,703	7.0%
Adjusted EBITDA Margin	22.7%	20.2%	250 bps	20.3%	19.4%	90 bps

Total memberships, excluding managed club memberships				54,971	55,741	(1.4)%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of June 14, 2016, that were opened or added under management agreements during the twenty-four weeks ended June 14, 2016 and the fiscal year ended December 29, 2015 consisting of West Lake Mansion at Meilu Legend Hotel.

ClubCorp FY16 Q2 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended		Four Quarters Ended
	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	June 14, 2016 (52 weeks)
Net income (loss)	$5,750	$(223)	$(2,563)	$(4,499)	$(7,637)
Interest expense	19,938	16,286	40,358	32,417	78,613
Income tax expense (benefit)	4,078	2,711	(1,459)	(2,205)	2,375
Interest and investment income	(127)	(1,594)	(253)	(1,677)	(4,093)
Depreciation and amortization	24,355	24,241	48,569	47,054	105,459
EBITDA	$53,994	$41,421	$84,652	$71,090	$174,717
Impairments and disposition of assets (1)	3,238	7,516	6,155	10,792	19,909
Loss from divested clubs (2)	21	115	555	120	633
Loss on extinguishment of debt (3)	—	—	—	—	2,599
Non-cash adjustments (4)	(842)	463	(379)	926	703
Acquisition transaction costs (5)	257	1,869	943	2,859	3,049
Capital structure costs (6)	208	1,219	950	1,351	9,646
Centralization and transformation costs (7)	2,061	2,028	4,479	3,303	9,671
Other adjustments (8)	1,185	2,639	2,271	2,752	6,918
Equity-based compensation expense (9)	1,830	1,113	3,000	2,215	5,755
Acquisition adjustment (10)	1,306	1,718	2,698	3,560	6,249
Adjusted EBITDA	$63,258	$60,101	$105,324	$98,968	$239,849
______________________

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(5)	Represents legal and professional fees related to the acquisition of clubs.

(6)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(7)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act, which were primarily incurred in fiscal year 2015 and the twelve weeks ended March 22, 2016, and related centralization and transformation of administrative processes, finance processes and related IT systems.

(8)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations and management fees, termination fee and expenses paid to an affiliate of KSL.

(9)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(10)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY16 Q2 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SUMMARIZED FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended
	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)
Golf and Country Clubs
Revenues (1)	$219,837	$213,163	$392,654	$372,034
Adjusted EBITDA	66,121	61,618	116,261	106,527

Business, Sports and Alumni Clubs
Revenues (1)	$46,513	$45,527	$87,854	$86,058
Adjusted EBITDA	10,539	9,215	17,872	16,703

Other
Revenues	$5,694	$5,332	$9,507	$8,703
Adjusted EBITDA	(13,402)	(10,732)	(28,809)	(24,262)

Elimination of intersegment revenues and segment reporting adjustments	$(3,070)	$(3,384)	$(6,168)	$(6,801)
Revenues relating to divested clubs (2)	—	3,109	—	5,825

Total
Revenues	$268,974	$263,747	$483,847	$465,819
Adjusted EBITDA	63,258	60,101	105,324	98,968
______________________

(1)
Includes segment reporting adjustments representing estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(2)	When clubs are divested, the associated revenues are excluded from segment results for all periods presented.

ClubCorp FY16 Q2 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve and Twenty-Four Weeks Ended June 14, 2016 and June 16, 2015
(In thousands, except per share amounts)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	% Change	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	% Change
REVENUES:
Club operations	$189,203	$184,812	2.4%	$349,892	$337,261	3.7%
Food and beverage	78,941	77,934	1.3%	131,797	126,683	4.0%
Other revenues	830	1,001	(17.1)%	2,158	1,875	15.1%
Total revenues	268,974	263,747	2.0%	483,847	465,819	3.9%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	170,157	169,587	0.3%	312,511	306,232	2.1%
Cost of food and beverage sales exclusive of depreciation	25,498	25,124	1.5%	44,338	42,126	5.3%
Depreciation and amortization	24,355	24,241	0.5%	48,569	47,054	3.2%
Provision for doubtful accounts	704	444	58.6%	1,084	503	115.5%
Loss on disposals of assets	2,738	6,502	(57.9)%	5,655	9,722	(41.8)%
Impairment of assets	500	1,014	(50.7)%	500	1,070	(53.3)%
Equity in (earnings) loss from unconsolidated ventures	(2,118)	423	(600.7)%	(2,103)	455	(562.2)%
Selling, general and administrative	17,501	19,232	(9.0)%	37,210	34,621	7.5%
OPERATING INCOME	29,639	17,180	72.5%	36,083	24,036	50.1%

Interest and investment income	127	1,594	(92.0)%	253	1,677	(84.9)%
Interest expense	(19,938)	(16,286)	(22.4)%	(40,358)	(32,417)	(24.5)%
INCOME (LOSS) BEFORE INCOME TAXES	9,828	2,488	295.0%	(4,022)	(6,704)	40.0%
INCOME TAX (EXPENSE) BENEFIT	(4,078)	(2,711)	(50.4)%	1,459	2,205	(33.8)%
NET INCOME (LOSS)	5,750	(223)	2,678.5%	(2,563)	(4,499)	43.0%
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(171)	27	(733.3)%	(272)	81	(435.8)%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$5,579	$(196)	2,946.4%	$(2,835)	$(4,418)	35.8%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,518	64,392	0.2%	64,496	64,324	0.3%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,556	64,392	0.3%	64,496	64,324	0.3%

INCOME (LOSS) PER COMMON SHARE:
Net income (loss) attributable to ClubCorp, Basic	$0.08	$—	(100.0)%	$(0.05)	$(0.07)	28.6%
Net income (loss) attributable to ClubCorp, Diluted	$0.08	$—	(100.0)%	$(0.05)	$(0.07)	28.6%

Cash dividends declared per common share	$0.13	$—	(100.0)%	$0.26	$0.13	100.0%

ClubCorp FY16 Q2 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS
For the Twelve and Twenty-Four Weeks Ended June 14, 2016 and June 16, 2015
(In thousands)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 14, 2016 (12 weeks)	June 16, 2015 (12 weeks)	% Change	June 14, 2016 (24 weeks)	June 16, 2015 (24 weeks)	% Change
NET INCOME (LOSS)	$5,750	$(223)	2,678.5%	$(2,563)	$(4,499)	43.0%
Foreign currency translation	(779)	(664)	(17.3)%	(860)	(1,267)	32.1%
OTHER COMPREHENSIVE LOSS	(779)	(664)	(17.3)%	(860)	(1,267)	32.1%
COMPREHENSIVE INCOME (LOSS)	4,971	(887)	660.4%	(3,423)	(5,766)	40.6%
COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(171)	27	(733.3)%	(272)	81	(435.8)%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$4,800	$(860)	658.1%	$(3,695)	$(5,685)	35.0%

ClubCorp FY16 Q2 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of June 14, 2016 and December 29, 2015
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	June 14, 2016	December 29, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,607	$116,347
Receivables, net of allowances	100,425	68,671
Inventories	25,354	20,929
Prepaids and other assets	22,690	19,907
Total current assets	253,076	225,854
Investments	3,084	3,005
Property and equipment, net	1,544,570	1,534,520
Notes receivable, net of allowances	7,722	7,448
Goodwill	312,811	312,811
Intangibles, net	30,257	31,252
Other assets	16,544	16,634
Long-term deferred tax asset	3,727	3,727
TOTAL ASSETS	$2,171,791	$2,135,251

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,667	$20,414
Membership initiation deposits - current portion	160,516	152,996
Accounts payable	38,401	39,487
Accrued expenses	52,719	37,441
Accrued taxes	10,449	15,473
Other liabilities	100,876	69,192
Total current liabilities	383,628	335,003
Long-term debt	1,081,001	1,079,320
Membership initiation deposits	205,007	204,305
Deferred tax liability, net	210,325	214,184
Other liabilities	129,643	123,657
Total liabilities	2,009,604	1,956,469

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,567,295 and 64,740,736 issued and outstanding at June 14, 2016 and December 29, 2015, respectively	655	647
Additional paid-in capital	248,858	263,921
Accumulated other comprehensive loss	(8,109)	(7,249)
Accumulated deficit	(88,672)	(88,955)
Treasury stock, at cost (104,325 shares at June 14, 2016)	(1,235)	—
Total stockholders’ equity	151,497	168,364
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,690	10,418
Total equity	162,187	178,782
TOTAL LIABILITIES AND EQUITY	$2,171,791	$2,135,251

ClubCorp FY16 Q2 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twenty-Four Weeks Ended June 14, 2016 and June 16, 2015
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	June 14 2016 (24 weeks)	June 16, 2015 (24 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,563)	$(4,499)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	47,490	45,673
Amortization	1,079	1,381
Asset impairments	500	1,070
Bad debt expense	1,084	515
Equity in (earnings) loss from unconsolidated ventures	(2,103)	455
Gain on investment in unconsolidated ventures	—	(1,475)
Distribution from investment in unconsolidated ventures	1,524	1,980
Loss on disposals of assets	5,655	9,722
Debt issuance costs and term loan discount	2,620	2,657
Accretion of discount on member deposits	9,127	9,261
Equity-based compensation	3,000	2,215
Net change in deferred tax assets and liabilities	(1,544)	(4,032)
Net change in prepaid expenses and other assets	(6,975)	(8,474)
Net change in receivables and membership notes	(26,010)	(15,779)
Net change in accounts payable and accrued liabilities	13,824	3,140
Net change in other current liabilities	25,198	23,038
Net change in other long-term liabilities	(1,670)	(4,851)
Net cash provided by operating activities	70,236	61,997
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(47,031)	(50,949)
Acquisition of clubs	(6,600)	(55,877)
Proceeds from dispositions	24	576
Proceeds from insurance	471	—
Net change in restricted cash and capital reserve funds	(180)	(14)
Net cash used in investing activities	(53,316)	(106,264)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(8,755)	(7,626)
Proceeds from revolving credit facility borrowings	—	47,000
Debt issuance and modification costs	(1,093)	(1,506)
Dividends to owners	(16,979)	(16,784)
Repurchases of common stock	(1,235)	—
Share repurchases for tax withholdings related to certain equity-based awards	(226)	—
Distributions to noncontrolling interest	—	(1,071)
Proceeds from new membership initiation deposits	72	330
Repayments of membership initiation deposits	(1,013)	(638)
Net cash (used in) provided by financing activities	(29,229)	19,705
EFFECT OF EXCHANGE RATE CHANGES ON CASH	569	(97)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,740)	(24,659)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	116,347	75,047
CASH AND CASH EQUIVALENTS - END OF PERIOD	$104,607	$50,388
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$10,700	$26,285
Cash paid for income taxes	$3,046	$4,365

ClubCorp FY16 Q2 Earnings Release	15	Page